Exhibit 99.1

Celanese Corporation
222 West Las Colinas Blvd.
Suite 900N
Irving, Texas 75039

Celanese Announces Completion of Senior Unsecured Notes
Offering, Satisfying Financing Condition for Cash Tender Offer for
Existing 1.125% Senior Notes Due 2023

Dallas, September 10, 2021: Celanese Corporation (NYSE: CE), a global chemical and specialty materials company ("Celanese"), today announced that its subsidiary, Celanese US Holdings LLC (the "Company"), has completed a registered offering (the "Offering") of €500 million of 0.625% Senior Notes due 2028 (the "Notes"). The Notes are guaranteed on a senior unsecured basis by the Company and certain Celanese domestic subsidiaries, similar to prior issuances.
The completion of the Offering satisfies the financing condition related to the previously announced tender offer (the "Tender Offer") to purchase for cash up to €300 million aggregate principal amount of the Company's 1.125% Senior Notes due 2023 (the "Tender Offer Notes").
The net proceeds from the issuance of the Notes will be used to fund the Tender Offer and for general corporate purposes. The Company may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including marketable securities.
"This offering and the tender are additional transactions to spread out our debt maturities and reduce our interest expense. As we have said previously, the continued strength of our business performance is reflected in a recently improved credit rating and outlook, which allows us to extend our debt maturities at lower borrowing costs," said Scott Richardson, Executive Vice President and Chief Financial Officer.
The Tender Offer is being made upon and is subject to the terms and conditions set forth in the Offer to Purchase dated August 25, 2021 (the "Offer to Purchase"). The Company has retained Lucid Issuer Services Limited to act as Tender and Information Agent for the Tender Offer. Questions regarding the Tender Offer may be directed to:

Lucid Issuer Services Limited
Email: celanese@lucid-is.com
Offer Website: https://deals.lucid-is.com/celanese/
Tel: +44 2077040880
Attention: Arlind Bytyqi

The Dealer Managers for the Tender Offer are:

Citigroup Global Markets Inc.	Merrill Lynch International	UniCredit Bank AG
388 Greenwich Street, Trading	2 King Edward Street	Arabellastrasse 12
4th Floor	London, EC1A 1HQ	Munich, 81925
New York, New York 10013	United Kingdom	Germany
Attn: Liability Management	E-mail: DG.LM-EMEA@bofa.com	E-mail: corporate.lm@unicredit.de
Group	London: +44 207 996 5420	Telephone: +49 171 306 6648
Collect: (212) 723-6106	U.S. Toll Free: +1 888 292 0070	Attention: Liability Management
Toll-Free: (800) 558-3745	Collect: +1 980 388 3646
This news release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Tender Offer is only being made pursuant to the Offer to Purchase.
The distribution of announcement release in certain jurisdictions may be restricted by law. Persons into whose possession this announcement comes are required by each of the Company, Celanese, the Dealer Managers and the Tender and Information Agent to inform themselves about and to observe any such restrictions.
OFFER AND DISTRIBUTION RESTRICTIONS
Neither this news release nor the Offer to Purchase constitutes an invitation to participate in the Tender Offer in or from any jurisdiction in or from which, or to any person to or from whom, it is unlawful to make such invitation or for there to be such participation under applicable securities laws and regulations. The distribution of this news release and the Offer to Purchase in certain jurisdictions may be restricted by laws and regulations. Persons into whose possession this news release or the Offer to Purchase comes are required by each of the Company, Celanese, the Dealer Managers and the Tender and Information Agent to inform themselves about, and to observe, any such restrictions.
United Kingdom
The communication of this news release and any other documents or materials relating to the Tender Offer is not being made, and such documents or materials have not been approved, by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000, as amended (the "FSMA"). Accordingly, such documents or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents or materials is exempt from the restriction on financial promotions under Section 21 of the FSMA on the basis that it is only directed at and may be communicated to (i) persons who have professional experience in matters relating to investments, being investment professionals as defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Financial Promotion Order"); (ii) persons who fall within Article 43(2) of the Financial Promotion Order; or (iii) any other persons to whom these documents or materials may lawfully be made under the Financial Promotion Order. Any investment or investment activity to which this news release relates is available only to such persons or will be engaged only with such persons and other persons should not rely on it.

Italy
None of the Tender Offer, this news release or any other document or materials relating to the Tender Offer have been or will be submitted to the clearance procedures of the Commissione Nazionale per le Società e la Borsa ("CONSOB") pursuant to Italian laws and regulations. The Tender Offer is being carried out in Italy as an exempted offer pursuant to article 101-bis, paragraph 3-bis of Legislative Decree No. 58 of 24 February 1998, as amended (the "Financial Services Act") and article 35-bis, paragraph 3 of CONSOB Regulation No. 11971 of 14 May 1999, as amended. Holders or beneficial owners of the Notes that are located in Italy can tender Notes for purchase in the Tender Offer through authorized persons (such as investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of 15 February 2018, as amended from time to time, and Legislative Decree No. 385 of 1 September 1993, as amended) and in compliance with applicable laws and regulations or with requirements imposed by CONSOB or any other Italian authority.
France
The Tender Offer is not being made, directly or indirectly, to the public in the Republic of France ("France"). Neither this news release nor any other document or material relating to the Tender Offer has been or shall be distributed to the public in France and only qualified investors (investisseurs qualifies) within the meaning of Article 2(e) of the Regulation (EU) 2017/1129 (the "Prospectus Regulation"), are eligible to participate in the Tender Offer. This news release has not been and will not be submitted for clearance to nor approved by the Autorité des Marchés Financiers.
General
This news release does not constitute an offer to buy or the solicitation of an offer to sell Notes (and tenders of Notes in the Tender Offer will not be accepted from Holders) in any circumstances in which such offer or solicitation is unlawful. In those jurisdictions where the securities, blue sky or other laws require the Tender Offer to be made by a licensed broker or dealer and any Dealer Manager or any of the Dealer Managers' respective affiliates is such a licensed broker or dealer in any such jurisdiction, the Tender Offer shall be deemed to be made by such Dealer Manager or affiliate, as the case may be, on behalf of the Company in such jurisdiction.
In addition to the representations referred to above in respect of the United States, each Holder participating in the Tender Offer will also be deemed to give certain representations in respect of the other jurisdictions referred to above and generally as set out in "The Offer—Procedures for Participating in the Offer" in the Offer to Purchase. Any tender of Notes for purchase pursuant to the Tender Offer from a Holder that is unable to make these representations will not be accepted. Each of the Company, each Dealer Manager and the Tender and Information Agent reserves the right, in its absolute discretion, to investigate, in relation to any tender of Notes for purchase pursuant to the Tender Offer, whether any such representation given by a Holder is correct and, if such investigation is undertaken and as a result the Company determines (for any reason) that such representation is not correct, such tender shall not be accepted.
About Celanese
Celanese Corporation is a global chemical leader in the production of differentiated chemistry solutions and specialty materials used in most major industries and consumer applications. Our businesses use the full breadth of Celanese's global chemistry, technology and commercial expertise to create value for our customers, employees, shareholders and the corporation. As we partner with our customers to solve their most critical business needs, we strive to make a positive impact on our communities and the world through The Celanese Foundation.

Contacts:
Investor Relations	Media Relations - Global	Media Relations Europe (Germany)
Brandon Ayache	Travis Jacobsen	Petra Czugler
+1 972 443 8509	+1 972 443 3750	+49 69 45009 1206
brandon.ayache@celanese.com	william.jacobsen@celanese.com	petra.czugler@celanese.com
Forward-Looking Statements: This release may contain "forward-looking statements," which include information concerning the use of net proceeds from the offering, the completion of the tender offer, and other information that is not historical information. When used in this release, the words "outlook," "forecast," "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements contained in this release. Numerous other factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements. Other risk factors include those that are discussed in the Company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.
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